Michelle Tucker and Steven Adelstein also have Corporate Director's Agreements. This agreement of Ms. Lindsey's serves as an example.



                    Agreement to Serve as Corporate Director

     This agreement to serve as a corporate director (the "Agreement") is made and entered into by and between Explorations Group, Inc., a Delaware corporation ("Explorations"), and Vanessa H. Lindsey, a Florida resident ("Mrs. Lindsey").

                                    Preamble:

     Whereas, Mrs. Lindsey was elected as a member of Explorations' board of directors by written consent in lieu of the annual meeting of stockholders, effective April 8, 2002 (the "Annual Meeting"); and

     Whereas, Explorations has required, as a condition for service on its board of directors, that all members enter into a form of agreement that delineates the rights, duties and responsibilities of the members; and

     Whereas, the Parties agree that this Agreement provides important directives outlining the duties, obligations, responsibilities and rights that are expected of members of Explorations' board of directors and Mrs. Lindsey desires to be elected as a member of Explorations' board of directors and to serve thereon in compliance with the requirements of this Agreement and Explorations' Certificate of Incorporation and By-Laws:

     Now, Therefore, intending to be legally bound, the Parties agree that since if Mrs. Lindsey has been elected as a member of Explorations' board of directors at the annual meeting of Explorations' shareholders for the current year, she is bound by the following obligations and shall have the following rights:

                                   Witnesseth:

                                    Article I
                       Term, Renewals, Earlier Termination

1.1      Term.

(A) 1. Subject to the provisions set forth herein, the term of this Agreement shall be deemed to commence immediately following Mrs. Lindsey's election to Explorations' board of directors at the Annual Meeting and shall continue until the latter of April 7, 2003 or the election, qualification and assumption of office by Mrs. Lindsey's successor as a member of Explorations' board of directors, unless earlier terminated as provided in Explorations' certificate of incorporation or bylaws, or as hereinafter set forth.

      2. Notwithstanding anything in this agreement to the contrary, the term of this Agreement will terminate if Mrs. Lindsey is not re-elected at the annual meeting of stockholders next following the Annual Meeting.

(B) In the event that Mrs. Lindsey is reelected or otherwise serves as a member of Explorations' board of directors after the annual meeting of stockholders next following the Annual Meeting, then, unless a new agreement pertaining to her role as a member of Explorations' board of directors is entered into specifically superceding the provisions of this Agreement, this Agreement shall be deemed to remain in effect for so long as Mrs. Lindsey serves as a member of Explorations' board of directors.

1.2      Earlier Termination.

(A) Explorations shall have the right to terminate this Agreement prior to the expiration of its Term, subject to the provisions of Section 1.3, for the following reasons:

     (1)  By vote of Explorations' shareholders:

          In accordance with Section 141(k) of Delaware's General Corporation Law (and except as provided therein) and pursuant to Article II,
          Section 3(a) of the By-Laws of Explorations that at a meeting of stockholders called expressly for this purpose, a director may be removed, with or without cause, by the vote of the holders of 51% of the shares then entitled to vote at an election of directors.

     (2)  Discontinuance of Business:

          In the event that Explorations discontinues operating its business, this Agreement shall terminate as of the last day of the month on which Explorations ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Explorations shall not be deemed a termination of its business.

     (3)  Death:

          This Agreement shall terminate immediately on Mrs. Lindsey's death; however, all accrued compensation at such time shall be promptly paid to Mrs. Lindsey's estate.

1.3      Final Settlement.

     Upon termination of this Agreement and payment to Mrs. Lindsey of all amounts due her hereunder, Mrs. Lindsey or her representative shall execute and deliver to Explorations on a form prepared by Explorations a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and shall forthwith tender to Explorations all records, manuals and written procedures, as may be required by Explorations for the continued conduct of its business.


                                   Article II
                       Performance of Duties as a Director

2.1      Performance of Duties

(A) Mrs. Lindsey shall perform her duties as a director, including her duties as a member of any committee of Explorations' board of directors upon which she may serve, pursuant to the requirements set forth in Explorations' certificate of incorporation and By-Laws (its "Constituent Documents"), in good faith, in a manner she reasonably believes to be in the best interests of Explortaions, and with such care as is legally required for members of boards of directors under the laws of the State of Delaware and the United States Securities and Exchange Commission, (the "Commission") unless a higher standard of care is specified in Explorations' Constituent Documents.

(B) In performing her duties, Mrs. Lindsey shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

     (1) One or more officers or employees of Explorations whom Mrs. Lindsey reasonably believes to be reliable and competent in the matters presented;

     (2)  Legal counsel, public accountants or other persons as to matters which
          Mrs.   Lindsey   reasonably   believes  to  be  within  such  persons'
          professional or expert competence; or

     (3) A committee of Explorations' board of directors upon which she does not serve, duly designated in accordance with a provision of Explorations' certificate of incorporation or By-Laws, as to matters within its designated authority, which committee Mrs. Lindsey reasonably believes to merit confidence.

(C) Mrs. Lindsey shall not be considered to be acting in good faith if she has knowledge concerning the matter in question that would cause such reliance described in Section 2.1(B) to be unwarranted.

(D) If Mrs. Lindsey is present at a meeting of Explorations' board of directors at which action on any corporate matter is taken, it shall be presumed that she assented to the action taken unless she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

            Explorations Group, Inc. Agreement to Serve as Director - 2

(E) If Mrs. Lindsey is requested to provide comments on any corporate matters through a written request delivered by hand, mail, fax or e-mail, then, unless she affirmatively provides written comments thereto or specifies in a written response that she is unable or unwilling to provide comments thereto, she shall be presumed to have approved the matter as accurate, complete and not misleading, and if she has indicated her inability or unwillingness to comment on more than three occasions within any fiscal year, she shall be presumed to have refused to perform her duties as a member of Explorations' board of directors in a manner justifying her removal therefrom under this Agreement.

2.2      Director Conflicts of Interest

(A) Neither Mrs. Lindsey nor any affiliate of her will enter into any contract or other transaction with Explorations unless the fact of such relationship or interest is disclosed or known to Explorations' board of directors or committee which authorizes, approves or ratifies the contract or transaction and it is approved by a vote or consent sufficient for the purpose without counting the vote or consent of Mrs. Lindsey; and, if stockholder approval is required, the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

(B) Mrs. Lindsey may be counted in determining the presence of a quorum at a meeting of Explorations' board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

2.3      Performance and Attendance

(A) Mrs. Lindsey will serve on Explorations' board of directors, on Explorations' audit committee, as chairman, on Explorations' regulatory affairs committees, or on such committees of Explorations' board of directors as to which she is appointed and will discharge her duties thereunder in good faith, using her best efforts on behalf of Explorations and its stockholders.

(B) Mrs. Lindsey shall use her best efforts to participate in a timely manner in all meetings of Explorations' board of directors or of committees thereof to which she has been appointed or elected, and if unavailable in person, to make arrangements to participate by teleconference or other legally available means.

(C) In the event that Mrs. Lindsey fails to participate in a meeting of Explorations' board of directors or of committees thereof to which she has been appointed or elected, Mrs. Lindsey shall promptly acquaint himself with all matters transacted at such meeting and if practical, shall provide the board of directors or committee involved with supplemental input and advice on all such matters, and if appropriate and possible, shall request reconsideration of any material matters as to which her participation would have affected the result of actions taken.

(D) In the event that Mrs. Lindsey misses three (3) of the regular monthly meetings of Explorations' board of directors, or three (3) consecutive special meetings of the board of directors, or three (3) consecutive meetings of any committee to which she has been appointed or elected, Mrs. Lindsey will be deemed to have resigned from the board of directors prior to the expiration of the term of this Agreement based on an inability to dedicate required time to the affairs of Explorations, and this Agreement shall be presumptively be deemed the instrument of such resignation.


             Explorations Group, Inc. Agreement to Serve as Director - 3

(E) Mrs. Lindsey shall be responsible, together with the other members of the board of directors, for review and approval prior to filing of all data that Explorations is required to file with the Commission, with the United States Internal Revenue Service (the "Service") and with comparable state and local agencies.

(F) If serving as a member of the regulatory affairs or audit committees, Mrs. Lindsey shall be responsible for using reasonable efforts to assist its chairman to assure that Explorations and all of its subsidiaries develop and implement information gathering, retention and transmittal procedures that comply with all applicable legal and auditing requirements, that Explorations and its subsidiaries promptly transmit required data to Explorations' auditors and legal counsel and that Explorations' auditors and legal counsel prepare and pass upon materials that Explorations is required to file with the Commission or the Service, on a timely basis, adequate for review, comment and correction by all appropriate personnel, including management of Explorations and its subsidiaries, as well as the members of their boards of directors, attorneys and advisors, at least three business days prior to the legally mandated filing dates.

(G) If serving as a member of the audit committee, Mrs. Lindsey shall be responsible, together with the other members of the audit committee, for suggesting auditor candidates to Explorations' board of directors and stockholders and for rejecting any auditors that any member of the audit committee deems unsatisfactory based on their qualifications, reputation, prices or geographic location, provided that such member must specify in writing all reasons for such rejection and the committee, voting as a whole, must pass upon such rejection by majority vote, forwarding such result to the board of directors for appropriate action.

2.4      Resignation

     Unless she is the sole serving member of Explorations' board of directors, Mrs. Lindsey may resign at any time by providing Explorations' board of directors with written notice indicating Mrs. Lindsey's intention to resign and the effective date thereof; provided, however, that resignation, whether voluntary or presumptive (as provided above) shall result in a forfeiture of all rights to compensation under this Agreement, other than as to compensation that has accrued pursuant to the provisions of this Agreement.


                                   Article III
                                  Compensation


3.1      Member Compensation

(A) Mrs. Lindsey shall be compensated for her services as a member of Explorations' board of directors and committees, as follows:

     (1) (a) For basic service as a member of our Company's board of directors, 1,250 shares of Explorations' common stock per month, which shall be deemed earned on the last day of the month served.

         (b) For service on the audit or executive committee an additional 625 shares per month, which shall be deemed earned on the last day of the month served.

         (c) For service on any other committee an additional 313 shares per month, which shall be deemed earned on the last day of the month served.

         (d) For service as the chair of the audit or executive committee an additional 250 shares per month, which shall be deemed earned on the last day of the month served.

         (e) For service as the chair of any other committee an additional 125 shares per month, which shall be deemed earned on the last day of the month served.



             Explorations Group, Inc. Agreement to Serve as Director - 4

         (f) For attendance at any meeting of the board of directors or a committee thereof, in person, an additional 125 shares per meeting.

         (g) For attendance at any meeting of the board of directors or a committee thereof, in any manner other than in person, an additional 63 shares per meeting.

(B) The foregoing compensation will be subject to the condition precedent that Mrs. Lindsey comply on a timely basis with all personal reporting obligations to the Commission pertaining to her role with Explorations and that Mrs. Lindsey serve in the designated positions providing all of the services required thereby prudently and in good faith.

3.2      Contingent Compensation

     In addition to the compensation described above and in Section 3.1 (unless comparable compensation is provided for under the terms of a separate employment or consulting agreement) or such compensation cannot be paid because of conflicts with applicable laws:

(A) In the event that Mrs. Lindsey arranges or provides funding for Explorations on terms more beneficial than those reflected in Explorations' current principal financing agreements, copies of which are included among Explorations' records available through the SEC's EDGAR web site, Mrs. Lindsey shall be entitled, at her election, to either:

     (1)  A fee equal to 5% of such savings, on a continuing basis; or

     (2) If equity funding is provided through Mrs. Lindsey or any affiliates of her, a discount of 5% from the lowest price at which such securities are offered to any other person for the subject equity securities if they are issuable as free trading securities, or a discount of 25% from the lowest price at which such securities are offered to any other person for the subject equity securities if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

     (3) If equity funding is arranged for Explorations by Mrs. Lindsey and Explorations is not obligated to pay any other source of compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Mrs. Lindsey shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(B) In the event that Mrs. Lindsey arranges for an acquisition by Explorations, then Mrs. Lindsey will be entitled to compensation in an amount, in shares of Explorations' common stock, equal to 5% of the net consideration paid by Explorations for such acquisition, provided that if such compensation is payable to more than one person, then they shall share such compensation, pro rata, based on the nature of their entitlement to such compensation.

(C) In the event that Mrs. Lindsey generates business for Explorations, then, on any sales resulting therefrom, Mrs. Lindsey shall be entitled to a commission equal to 5% of the net income derived by Explorations therefrom, on a continuing basis.

3.3      Exempt Nature of Securities to be Issued

     The securities to be issued as compensation under this Agreement (the "Securities") will be issued without registration under the provisions of
Section 5 of the Securities Act or the securities regulatory laws and regulations of the State of Florida (the "Florida Act") pursuant to exemptions provided under Section 4(6) of the Securities Act and comparable provisions of the Florida Act;



             Explorations Group, Inc. Agreement to Serve as Director - 5

(A) Mrs. Lindsey shall be responsible for preparing and filing any reports concerning this transaction with the Commission and with Florida Division of Securities, and payment of any required filing fees (none being expected);

(B) All of the Securities will bear legends restricting their transfer, sale, conveyance or hypothecation unless such Securities are either registered under the provisions of Section 5 of the Securities Act and under the Florida Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Explorations, is provided to Explorations' General Counsel to the effect that such registration is not required as a result of applicable exemptions therefrom;

(C) Explorations' transfer agent shall be instructed not to transfer any of the Securities unless the General Counsel for Explorations advises it that such transfer is in compliance with all applicable laws;

(D) Mrs. Lindsey is acquiring the Securities for her own account, for investment purposes only, and not with a view to further sale or distribution; and

(E) Mrs. Lindsey or her advisors have examined information concerning Explorations contained on the Commission's Internet web site at www.sec.gov, in the EDGAR archives, as well as Explorations' books and records and have questioned Explorations' officers and directors as to such matters involving Explorations as Mrs. Lindsey deemed appropriate.

3.4      Indemnification.

     Explorations will defend, indemnify and hold Mrs. Lindsey harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by her in good faith on behalf of Explorations, its affiliates or for other persons or entities at the request of the board of directors of Explorations, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mrs. Lindsey to incur any out of pocket expenses; provided, however, that Mrs. Lindsey permits Explorations to select and supervise all personnel involved in such defense and that Mrs. Lindsey waives any conflicts of interest that such personnel may have as a result of also representing Explorations, its stockholders or other personnel and agrees to hold Explorations harmless from any matters involving such representation, except such as involve fraud or bad faith.


                                  Article Four
                                Special Covenants

4.1      Confidentiality.

     Mrs. Lindsey acknowledges that, in and as a result of her duties hereunder, she will be developing for Explorations, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Explorations' trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Explorations, Mrs. Lindsey hereby covenants and agrees that she shall not, at anytime during or following the terms of her service as a member of Explorations' board of directors, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to her as a result of her association with Explorations or its affiliates.

4.2      Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Explorations as a result of a breach by Mrs. Lindsey of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Explorations' interests, Mrs. Lindsey hereby covenants and agrees that Explorations shall have the following additional rights and remedies in the event of a breach or threatened breach hereof:



           Explorations Group, Inc. Agreement to Serve as Director - 6

(A) Mrs. Lindsey hereby consents to the issuance of a permanent injunction enjoining her from any violations of the covenants set forth in this Article Four; and

(B) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Explorations may sustain prior to the effective enforcement of such injunction, Mrs. Lindsey hereby covenants and agrees to pay over to Explorations, in the event she violates the covenants and agreements contained in this Article Four, the greater of:

     (1) Any payment or compensation of any kind received by her because of such violation before the issuance of such injunction, or

     (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Explorations as a result of such violation. The Parties agree that such liquidated damages are not intended as the exclusive remedy available to Explorations for any breach of the covenants and agreements contained in this Article Four prior to the issuance of an injunction, and the Parties recognize that the only adequate remedy to protect Explorations from the injury caused by such breach would be injunctive relief.

4.3      Cumulative Remedies.

     Mrs.  Lindsey  hereby  irrevocably  agrees that the  remedies  described in
Section 4.2 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Explorations is or may be entitled, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

     Mrs. Lindsey hereby represents, warrants and acknowledges that she has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Explorations, its officers, other directors and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mrs. Lindsey hereby covenants, agrees and directs such court to substitute a reasonable, judicially enforceable limitation in place of any limitation deemed unenforceable, and Mrs. Lindsey hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mrs. Lindsey hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

     Mrs. Lindsey hereby covenants and agrees that she will not do any act or incur any obligation on behalf of Explorations of any kind whatsoever, except as expressly authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

4.6      Covenant not to Disparage.

     Mrs. Lindsey hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, she will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about Explorations, its constituent members, or its officers, directors, stockholders, employees, agent or affiliates, whether related to the business of Explorations, to other business or financial matters or to personal matters.




             Explorations Group, Inc. Agreement to Serve as Director - 7

                                    Article V
                  Agreement to Comply with Legal Restrictions.

5.1      Explorations Securities.

(A) Mrs. Lindsey is the record and beneficial owner of the Explorations securities shown on the signature page hereto, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any other Explorations securities; and has full power and authority to make, enter into and carry out the terms of this Agreement.

(B) Mrs. Lindsey agrees that any Explorations securities that she purchases or with respect to which she otherwise acquires record or beneficial ownership after the date of this Agreement ("New Explorations Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned prior to the effective date of this Agreement.

(C) Mrs. Lindsey has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform all of the obligations hereunder.

(D) Mrs. Lindsey has no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the Explorations securities that Mrs. Lindsey currently owns or may acquire during the term of this Agreement, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor.

(E) If any of Mrs. Lindsey's representations in this Agreement cease to be true at any time during the term of this Agreement, Mrs. Lindsey will deliver to Explorations' general counsel a written statement to that effect, specifying the nature of the change signed by Mrs. Lindsey.

5.2      Transfer or Encumbrance.

(A) Mrs. Lindsey agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber Mrs. Lindsey's Explorations securities or any New Explorations Securities acquired or to make any offer or agreement relating thereto during the time that Mrs. Lindsey serves on Explorations' board of directors and for an additional period of 90 days after the term of this agreement, except:

     (1) During such periods following the filing by Explorations of reports with the Commission as may be determined by the regulatory compliance committee of Explorations' board of directors to provide current information required to avoid violation of restrictions under the Securities Act and the Securities and Exchange Commission Exchange Act of 1934, as amended (the "Exchange Act"), against trading on inside information.

     (2)  In full compliance with the requirements of:

          (a) Rule 144 promulgated by the Commission under authority granted by the Securities Act;

          (b)  Sections   13D  and  16(a)  of  the   Exchange   Act,   including
               requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

     (3) In full compliance with the procedures established by Explorations (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.



             Explorations Group, Inc. Agreement to Serve as Director - 8

(B) No transactions permitted pursuant to Section 5.2(A) shall be effected until:

     (1) Legal counsel representing Mrs. Lindsey (which legal counsel is reasonably satisfactory to Explorations) shall have advised Explorations in a written opinion letter satisfactory to Explorations and Explorations' legal counsel, and upon which Explorations and its legal counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

     (2) A registration statement under the Securities Act covering the Explorations' stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Commission and made effective under the Securities Act; or

     (3) An authorized representative of the Commission shall have rendered written advice to Mrs. Lindsey (sought by Director-Nominee or Director-Nominee's legal counsel, with a copy thereof and all other related communications delivered to Explorations) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated; or

     (4) Explorations' general counsel and president shall have specifically consented to the transaction in writing pursuant to authority delegated in a specific resolution of the regulatory affairs committee of Explorations' board of directors.

(C) Mrs. Lindsey also understands and agrees that stop-transfer instructions will be given to Explorations' transfer agent with respect to certificates evidencing her Explorations securities and that there will be placed on the certificates evidencing her Explorations securities legends stating in substance: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Section 4(1), 3(b) or 4(2) of such act, and comparable state law provisions or they have been held by a person deemed a control person under Commission Rule 144 and subject to reporting obligations under Section 13D of the Exchange Act and to reporting obligations and trading restrictions under Section 16(a) of the Exchange Act. These securities may not be transferred, pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to the Company's satisfaction, and, all required reports pertaining thereto, including Commission Forms 3, 4, 5 and 144 and Commission Schedule 13D have been filed with the Commission."

5.3      No Proxy Solicitations.

     Mrs. Lindsey will not, and will not permit any entity under her control to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any meetings of Explorations' stockholders;

(B) Initiate a stockholders' vote or action by consent of Explorations stockholders with respect to any stockholders' action; or

(C) Become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Explorations.



             Explorations Group, Inc. Agreement to Serve as Director - 9

5.4      No Limitation on Discretion as Director.

     This Article Five is intended solely to apply to the exercise by Mrs. Lindsey in her individual capacity of rights attaching to ownership of Explorations securities, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Mrs. Lindsey with respect to, any action which may be taken or omitted by her acting in her fiduciary capacity as a member of Explorations' board of directors or any committee thereof.

                                   Article VI
                                  Miscellaneous

6.1      Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To Mrs. Lindsey :
               At the contact information provided in Section 6.19

                                To Explorations:
                            Explorations Group, Inc.
                     2500 North Military Trail, Suite 225-D;
                           Boca Raton, Florida 33431
                 Telephone (561) 997-1188, Fax (561) 998-3425;
                          and, e-mail bestzmom@aol.com
                     Attention: Michelle Tucker, President;

                                 with a copy to

                           The Yankee Companies, LLC.
                      2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                       e-mail lenny@yankeecompanies.com;
                   Attention: Leonard Miles Tucker, President

     or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) (1) The Parties acknowledge that the Yankee Companies, LLC., a Florida limited liability company ("Yankees") serves as a strategic consultant to Explorations and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

     (2) Because of the inherent conflict of interests involved, Yankees has recommended to all of the Parties that they retain retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

(c) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at that Party's own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Explorations' general counsel, who has reviewed, approved and caused modifications on behalf of Explorations, from representing anyone other than Explorations in this transaction.

6.2      Amendment.

(A) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(B) This Agreement may not be modified without the consent of a majority in interest of Explorations' stockholders.



             Explorations Group, Inc. Agreement to Serve as Director - 10

6.3      Merger.

(A) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

6.4      Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

6.5      Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

6.6      Governing Law.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of Explorations' officers and Director-Nominees, which shall be governed under Florida law.

6.7      Third Party Reliance.

     Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

6.8      Venue.

     Any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

6.9      Litigation.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, proceedings and appeals, whether or not formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1) (a) First, the issue shall be submitted to mediation before Mediation, Inc., a mediation service in Broward County, Florida, to be selected by lot from four alternatives to be provided, two by Explorations and two by Mrs. Lindsey .

         (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;




             Explorations Group, Inc. Agreement to Serve as Director - 11

     (2) In the event that mediation does not lead to a resolution of the dispute, then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from four alternatives to be provided, two by Explorations and two by Mrs. Lindsey.

     (3)  (a)  Expenses  of  mediation  shall  be  borne  by  Explorations,   if
               successful.

          (b) Expenses of mediation, if unsuccessful, and of arbitration shall be borne by the Party against whom the arbitration decision is rendered.

          (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and of arbitration shall be borne equally by the Parties.

6.10     Benefit of Agreement.

(A) This Agreement may not be assigned by Mrs. Lindsey without the prior written consent of Explorations.

(B) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

6.11     Interpretation.

(A) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(B) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(C) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(D) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns, or the context may require.

(E) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.12     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, receipts, records and other documents as may, from time to time, be required herein to effect the intent and purposes of this Agreement.


             Explorations Group, Inc. Agreement to Serve as Director - 12

6.13     Status.

     Nothing in this Agreement shall be construed or shall constitute an agency, employment, partnership, or joint venture relationship.

6.14     Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Commission.

6.15     License.

(A) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(B) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

6.16     Waiver.

     No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

6.17     Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Party harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which that Party may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

6.18     Consultation with Counsel.

     Mrs. Lindsey has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Explorations securities to the extent she felt necessary with her own legal counsel.

6.19     Information Concerning Mrs. Lindsey's Share Ownership.

(A) Explorations securities beneficially owned by Mrs. Lindsey as of the date of this agreement:

     (1)  12,500 shares of Explorations common stock; and

     (2) ___________ shares of Explorations common stock subject to options, warrants or other rights; and

     (3) ___________ other Explorations securities, as specifically described in exhibit 6.19 annexed hereto and made a part hereof, if any.

             Explorations Group, Inc. Agreement to Serve as Director - 13

(B) (1) Domicile Address: 340 Southeast 55th Avenue, Ocala, Florida 34471 Street address, City, Zip code

     (2)  Telephone,   fax  and  e-mail:  (352) 494-6661;   (352)  694-1325  and
          operations@yankeecompanies.com

     IN  WITNESS  WHEREOF,  Mrs.  Lindsey  and  Explorations  have  caused  this
Agreement to be executed by themselves or their duly authorized respective officers, effective as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

/s/ Pearl Audit /s/
----------------------------

/s/ Sally Ann Stroberg /s/
----------------------------                        /s/ Vanessa H. Lindsey /s/
                                                        Vanessa H. Lindsey
Dated:   April 8, 2002

/s/ Nancy Molinari /s/                              Explorations Group, Inc.
----------------------------

/s/ Marc Frankel /s/
----------------------------                  By:  /s/ Michelle Tucker /s/
                                                      Michelle Tucker, President
         (Corporate Seal)

                                        Attest:/s/ Vanessa H. Lindsey /s/
                                                   Vanessa H. Lindsey, Secretary

Dated:   April 8, 2002

             Explorations Group, Inc. Agreement to Serve as Director - 14

Section 6.19 reads as follows for:
Michelle Tucker

6.19     Information Concerning Mrs. Lindsey's Share Ownership.

(A) Explorations securities beneficially owned by Mrs. Lindsey as of the date of this agreement:

     (1)  514,000  shares of Explorations common stock; and

     (2) _______ shares of Explorations common stock subject to options, warrants or other rights; and

     (3)  200,000 other Explorations  securities,  as specifically  described in exhibit 6.19 annexed hereto and made a part hereof, if any. Shares held by Blue Lake Capital corp., which I am President of.

(B) (1) Domicile Address: 2500 North Militry Trail, Suite 225-D, Boca Raton, Florida 33431 Street address, City, Zip code

     (2)  Telephone,   fax  and  e-mail:   (561)   998-2025,   (561)   998-4635,
          michelle@popstarzinc.com


Section 6.19 reads as follows for:
Steven Adelstein

6.19     Information Concerning Mrs. Lindsey's Share Ownership.

(A) Explorations securities beneficially owned by Mrs. Lindsey as of the date of this agreement:

     (1)  0  shares of Explorations common stock; and

     (2) 0 shares of Explorations common stock subject to options, warrants or other rights; and

     (3) 0 other Explorations securities, as specifically described in exhibit 6.19 annexed hereto and made a part hereof, if any.

(B) (1) Domicile Address, Street address, City, Zip code: 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida 33311

     (2)  Telephone, fax and e-mail:(954) 745-0077, (954) 745-0078






          Explorations Group, Inc. Agreement to Serve as Director - 15

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